Exhibit 99.3

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT TO PARTICIPATE AT THE CROWD INVEST SUMMIT WEST 2017

The World’s Biggest Conference & Expo in Online Investing

COS COB, Conn., Sept. 07, 2017 (GLOBE NEWSWIRE) -- Chicken Soup for the Soul Entertainment, Inc. (“CSS Entertainment”) (Nasdaq:CSSE), a fast-growing provider of positive and entertaining video content, today announced that chairman and chief executive officer William J. Rouhana, Jr. will participate in the following investor conference:

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The Crowd Invest Summit West 2017 in Los Angeles on September 7.  Mr. Rouhana is scheduled to speak at 3:00 pm PT as part of a panel discussing the “ins and outs of running a successful equity crowdfunding campaign from companies who have successfully done it.”

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. is a fast-growing provider of positive and entertaining video content that brings out the best of the human spirit.  The Company is aggressively growing its business through a combination of organic growth, licensing and distribution arrangements, acquisitions and strategic relationships.  Chicken Soup for the Soul Entertainment is also expanding its partnerships with sponsors, television networks and independent producers.  The Company will make its video content available to consumers globally through television and online networks, including its online affiliate APlus.com.  The Company is a subsidiary of Chicken Soup for the Soul, LLC.

MEDIA CONTACT

Jeanene Timberlake

RooneyPartners LLC

jtimberlake@rooneyco.com

(646) 770-8858

INVESTOR RELATIONS

Sanjay M. Hurry/Jody Burfening

LHA

CSSEnt@lhai.com

(212) 838-3777

Chicken Soup for the Soul Entertainment, Inc.